Exhibit (b)(2)

DEUTSCHE BANK AG NEW YORK BRANCH	BANK OF AMERICA, N.A.
DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH	BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.	BANC OF AMERICA BRIDGE LLC
60 WALL STREET	9 WEST 57TH STREET
NEW YORK, NEW YORK 10005	NEW YORK, NEW YORK 10019
CONFIDENTIAL
May 21, 2007
Kangaroo Acquisition, Inc.
c/o Bain Capital Partners, LLC
111 Huntington Avenue
Boston, MA 02199
Attention: Andrew Balson, Managing Director

c/o Catterton Partners
599 West Putnam Avenue
Greenwich, CT 06830
Attention: Michael Chu, Managing Partner
Project Tampa
Third Commitment Letter Amendment
Ladies and Gentlemen:
          Reference is made to the Commitment Letter dated November 5, 2006 (as amended through the date hereof, the “Commitment Letter”) among us and you, regarding, inter alia, our respective commitments to provide the Facilities as described therein. Capitalized terms used but not defined herein are used with the meanings assigned to them in the Commitment Letter.
          The parties hereto hereby agree to amended the Commitment Letter by (i) deleting the text “May 31, 2007” set forth in the last paragraph of the Commitment Letter and (ii) inserting the text “June 19, 2007” in lieu thereof.
          The amendments to the Commitment Letter effected hereby (i) are limited as specified herein and shall not amend, modify or waive any other provision of the Commitment Letter and all remaining provisions of the Commitment Letter shall remain in full force and effect in accordance with the terms thereof and (ii) shall become effective when each of the Commitment Parties and you shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered same to DB. This amendment letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. This amendment letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This amendment letter may be executed in any number of counterparts, each

 2
of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this amendment letter by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.
You agree that this amendment letter and its contents are subject to the confidentiality provisions of the Commitment Letter.
* * *

     Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed counterpart of this amendment letter.
Very truly yours,

DEUTSCHE BANK AG NEW YORK BRANCH
By	/s/ Patrick Dowling
	Name:	Patrick Dowling
	Title:	Director

By	/s/ David Mayhew
	Name:	David Mayhew
	Title:	Managing Director

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH
By	/s/ Patrick Dowling
	Name:	Patrick Dowling
	Title:	Director

By	/s/ David Mayhew
	Name:	David Mayhew
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.
By	/s/ Noel Volpe
	Name:	Noel Volpe
	Title:	Managing Director

By	/s/ Vikrant Sawhney
	Name:	Vikrant Sawhney
	Title:	Managing Director

BANK OF AMERICA, N.A
By	/s/ Bradford Jones
	Name:	Bradford Jones
	Title:	Managing Director

BANC OF AMERICA BRIDGE LLC
By	/s/ Bradford Jones
	Name:	Bradford Jones
	Title:	Managing Director

BANC OF AMERICA SECURITIES LLC
By	/s/ Bradford Jones
	Name:	Bradford Jones

Accepted and agreed to as of
the date first written above:

KANGAROO ACQUISITION, INC.

By	/s/ Ian Blasco

Name: Ian Blasco
Title: Vice President